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                                                                     EXHIBIT 4.3

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is entered into as of April 25, 2001, by and between Nucentrix Broadband Networks, Inc., a Delaware corporation (the "Company"), and Smithco of Ft. Smith, Inc., a Delaware corporation doing business as Liberty South Cable, and Smithco Investments of West Memphis, Inc., an Arkansas corporation (each, a "Holder").

                                   WITNESSETH:

         WHEREAS, the Company has agreed to grant certain registration rights to the Holders with respect to an aggregate of 152,829 shares of Common Stock issued by the Company to the Holders effective as of the date hereof pursuant to the Asset Purchase Agreement dated December 19, 2000, between the Company and the Holders, as amended by the Closing Agreement and Amendment to Purchase Agreement dated April 25, 2001 (the "Purchase Agreement").

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Definitions.

                  "Additional Rights Holders" has the meaning set forth in
Section 3(a).

                  "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "Common Stock" means shares of the common stock, $.01 par value per share, of the Company, and any capital stock of the Company into which such Common Stock hereafter may be changed.

                  "Demand Registration" means the registration of a Registrable Security pursuant to the terms and provisions of Section 2(a) hereof.

                  "Demand Term" has the meaning set forth in Section 2(a) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

                  "Excluded Registration" means a registration statement on Form S-4 or S-8 (or any

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successor form that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or offering of securities or debt solely to the Company's existing security or debt holders.

                  "Filing Notice" has the meaning set forth in Section 3(a) hereof.

                  "Holder" has the meaning set forth in the first paragraph of this Agreement.

                  "Indemnified Party" means a party who is to be indemnified pursuant to Section 7 hereof.

                  "Indemnifying Party" means a party who shall indemnify an Indemnified Party pursuant to Section 7 hereunder.

                  "Inspectors" has the meaning set forth in Section 5(g) hereof.

                  "Piggy-back Registration" means the registration of a Registrable Security pursuant to the terms and provisions of Section 3 hereunder.

                  "Pro Rata Basis" means a pro rata allocation based on the number of Registrable Securities requested to be included in a registered offering pursuant to this Agreement.

                  "Records" has the meaning set forth in Section 5(g) hereof.

                  "Registrable Securities" means the shares of Common Stock issued to the Holders pursuant to the Purchase Agreement, and any and all securities of the Company issued with respect to such shares while they remain Registrable Securities by way of a dividend, reclassification, stock split, or other distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and either the Registrable Security has been disposed of pursuant to such effective registration statement or such registration statement has remained effective for a period of 180 days, (ii) the Registrable Security has been distributed or transferred (other than by one Stockholder to the other), or (iii) the Registrable Security is eligible for sale pursuant to Rule 144 (or any successor provision) under the Securities Act.

                  "Registration Expenses" means those expenses associated with any registration statement filed hereunder, as described in Section 6.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar or successor Federal statute.


                                       -2-
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                  "Shelf Registration" has the meaning set forth in Section
2(f).

                  "Term" means that period of time as set forth in Section
11(a).

                  "Underwriter" means a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

         2.       Demand Registration.

                  (a) Request for Registration. Subject to Section 2(f) and
Section 9, if the Company has not included the Registrable Securities held by the Holders in a Piggy-back Registration pursuant to Section 3 that is filed on or before September 22, 2001, the Stockholders may, at any time between September 22, 2001 and March 22, 2002 (the "Demand Term") make a joint written request (a "Demand Notice"), which shall be executed by each Holder who owns any Registrable Securities, for registration under the Securities Act (a "Demand Registration") of all, but not less than all, of the Registrable Securities then owned by the Holders, subject to the conditions of this Agreement. Such Demand Notice will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Subject to Section 2(d) hereof, the Company will include in such Demand Registration all Registrable Securities specified in the Demand Notice and, subject to Section 2(h), shall file the Demand Registration within 45 days after receiving a Demand Notice. Demand Registrations shall be on such appropriate registration form of the Commission as the Company shall determine.

                  (b) Limitation on Demand Registration. The Company's obligations under this Section 2 are subject to the following conditions:

                           (i) the Company shall only be obligated to effect one
                  Demand Registration pursuant to this Agreement;

                           (ii) the Company shall not be obligated to effect a
                  Demand Registration at any time during the Demand Term when the Company is not eligible to use a Form S-3 registration statement (or any successor or similar forms promulgated under the Securities Act that may be in effect and under which the Company is eligible to register the Registrable Securities for offer and sale under the Securities Act); and

                           (iii) the Company shall not be obligated to file a
                  registration statement relating to a Demand Notice under this
                  Section 2 within a period of six months after the effective date of any other registration statement of the Company registering an offering of securities of the Company (or, with respect to an underwritten offering pursuant to a shelf registration, after the pricing of such offering), whether such prior registration or offering, as applicable, was for an offering by the Company or any security holder of the Company; provided that this Section 2(b)(iii) shall not apply with respect to (i) an Excluded Registration or (ii) any registration statement (or


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                  underwritten takedown pursuant to a shelf registration
                  statement) in which the Holder (A) was not entitled to request inclusion of all Registrable Securities then held by the Demand Holder or (B) requested inclusion of Registrable Securities and less than 50% of the number requested to be included was included therein.

                  (c) Effective Registration and Expenses. Upon receipt of a written request for a Demand Registration, the Company will (i) take appropriate action, on a reasonable, timely basis, to prepare and file a registration statement covering the Shares requested to be included in such Demand Registration (subject to Section 2(d) below) and (ii) use its commercially reasonable efforts to cause such registration statement to become effective under the Securities Act and thereafter to keep it effective under the Securities Act for a period of 90 days (subject to extension pursuant to Section 5 hereof) or such shorter period as necessary to permit the disposition of the Registrable Securities included therein pursuant to the intended method of disposition. A registration will not count as a Demand Registration (i) unless a registration statement with respect thereto has become effective, provided that if the Holders withdraw their shares of Registrable Securities requested to be included in the Demand Registration such demand shall count as a Demand Registration unless the Holders agree to pay all Registration Expenses (other than registration and filing fees for any securities other than the Registrable Securities requested by Holders to be included in the Demand Registration), (ii) if, after it has become effective and prior to the expiration of the effective period referred to above, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holders and has not thereafter become effective or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, other than by reason of a failure on the part of the Holders. Except as set forth above, the Company and the Holders whose Registrable Securities are included in a Demand Registration will pay all Registration Expenses in connection with any Demand Registration as set forth in Section 6, whether or not it becomes effective.

                  (d) Priority on Demand Registrations. In the event the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering pursuant to Section 2(e) below, if the managing Underwriter or Underwriters of such offering advise the Company and the Holders in writing that, in their opinion, the number of Registrable Securities and any other securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering (a "Material Adverse Effect"), the Company shall include in such registration the aggregate number of shares of Common Stock which in the opinion of such managing Underwriter or Underwriters can be sold without any such Material Adverse Effect, and such amount shall be allocated (i) first, subject to any written agreement among the Holders, on a Pro Rata Basis among the Holders, and (ii) second, among the Company and all other holders of securities of the Company (including Additional Rights Holders) to the extent such persons have requested to include their securities in such Demand Registration (allocated among such persons as they may so determine).

                  (e) Manner of Offering; Selection of Underwriters. If requested in the Demand


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Notice, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering, each Holder electing to participate in such Demand Registration shall be bound by such determination. If a Demand Registration is in the form of an underwritten offering, the Holder owning a majority of the Registrable Securities requested to be included in the Demand Registration shall select the managing Underwriter or Underwriters to be used in connection with the offering; provided, however, that such Underwriter or Underwriters must be reasonably satisfactory to the Company.

                  (f) Shelf Registration. At any time after the date hereof the Company shall have the right, but not the obligation, to file a "shelf" registration statement pursuant to Rule 415 (or any successor rule) under the Securities Act on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate (and which form shall be available for the sale of the Registrable Securities by the Holders) registering the offer and sale by the Holders of all of the Registrable Securities (a "Shelf Registration"), which Shelf Registration may include securities of the Company to be issued by the Company or any other person, including Additional Rights Holders. If at any time before the expiration of the Demand Term the Company files and causes to become effective under the Securities Act a Shelf Registration that includes all of the Registrable Securities, then, for so long as such Shelf Registration shall remain effective under the Securities Act, the Holders shall not be entitled to exercise the demand registration right provided in this section 2 (provided that if a Demand Notice is delivered after the Company notifies the Holders of the Company's intent to file a Shelf Registration with the Commission but before it is filed or declared effective, the Company shall be entitled to defer preparing and filing a Demand Registration for up to 90 days after the date it receives a Demand Notice so long as the Company is using reasonable diligence to prepare, file and cause the Shelf Registration to become effective and, in the event the Shelf Registration is declared effective by the Commission during such 90 day period, the Company shall not have any obligation to take any further action with respect to such Demand Notice and the delivery of the Demand Notice by the Holders shall not constitute a Demand Registration for purposes of this Section 2). The Holders shall be entitled to offer and sell, from time to time, shares of Registrable Securities pursuant to the Shelf Registration for so long as the Shelf Registration remains effective under the Securities Act, provided however that any underwritten "take-down" by the Holders under the Shelf Registration shall constitute a Demand Registration under this Section 2 and the Holders shall not thereafter be entitled to exercise subsequent underwritten "take-downs" under the Shelf Registration or exercise any further rights under this Section 2, other than the right to continue to sell shares of Registrable Securities pursuant to the Shelf Registration (other than as part of a subsequent underwritten "take down") for so long as a Shelf Registration remains effective. If (i) the Holders elect (after receipt of written notice of the Company's intent to file a Shelf Registration at least 20 days prior to the filing date) not to have included in a Shelf Registration all of the Registrable Securities held by the Holders or (ii) the Company shall have maintained a Shelf Registration that includes all Registrable Securities requested to be included therein effective under the Securities Act until the earlier of (a) 270 days after the date the Shelf Registration is declared effective under the Securities Act or (b) the expiration of the Demand Term, the Holders shall not thereafter be entitled to exercise the demand registration right provided in this Section 2 except, in the case of clause (i), to effect an underwritten take-down under the Shelf Registration, for as long

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as it shall remain effective, with respect to Registrable Securities included therein.

                  (g) Third Party Participation. Each Holder expressly consents, subject to the priority allocation described above, to the inclusion in a Demand Registration of securities of the Company to be offered directly by the Company or by other holders of securities of the Company, including Additional Rights Holders.

                  (h) Deferral of Filing. Notwithstanding the provisions of this
Section 2, the Company shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness (but not the preparation) of any registration statement under this Section 2 if (A) the Company determines, in its sole discretion, that such registration and offering could interfere with or adversely affect bona fide financing, acquisition, or other business plans of the Company (including a proposed primary offering by the Company of its own securities) at the time the right to delay is exercised (whether or not a final decision has been made to undertake such action or plan at such time) or would require disclosure of non-public information, the premature disclosure of which could adversely affect the business, properties, operations or financial results of the Company or that otherwise might not be in the best interest of the Company's stockholders, provided that the Company shall not be required to disclose to the Holders requesting registration any such transaction, plan or non-public information; or (B) at any time prior to the effectiveness of any Demand Registration the Company determines that it is unable to comply with the provisions of Article 3 or Article 11 of Regulation S-X under the Securities Act, to the extent then applicable to the Company. If the Company postpones the filing or effectiveness of a registration statement pursuant hereto, it shall promptly notify in writing the Holders of Registrable Securities requesting such registration when the events or circumstances permitting such postponement have ended and at such time shall proceed with the filing of the registration statement as requested. If the Company shall postpone the filing of a registration statement pursuant hereto, then the Holders of Registrable Securities demanding such registration shall have the right to withdraw their request for registration by giving written notice to the Company at any time within five days after the date the Company notifies such Holders of Registrable Securities of its willingness to proceed with the filing of the registration statement and, if such registration was to be made pursuant to a Demand Registration, upon such withdrawal the withdrawn demand will not count as a Demand Registration.

         3.       Piggy-back Registration.

                  (a) Request for Registration. At any time after the date hereof until the first annual anniversary of the date hereof (the "Piggy-back Term"), if (i) the Company proposes to file a registration statement under the Securities Act (other than an Excluded Registration) with respect to an offering of securities of the same class as the Registrable Securities by any of the Company's security holders who previously have acquired shares of Common Stock directly from the Company in exchange for a transfer of assets (excluding cash) to the Company ("Additional Rights Holders") or (ii) any Additional Rights Holder proposes to make an underwritten offering of such equity securities under a previously filed registration statement pursuant to Rule 415 under the Securities Act in which the Registrable Securities held by Holder are included and have not previously been disposed of, then the Company shall give written notice (a "Filing Notice") of such proposed filing to each Holder who holds Registrable Securities as soon as practicable (but in no event less than 20 days before the anticipated effective date of the registration statement or the commencement of the offering in the case of an offering made under a registration statement pursuant to Rule 415 under the Securities Act that previously has become effective). The Filing notice shall offer each Holder the opportunity to (x) in the case of the registration under clause (i) above, include all or any of the Registrable Securities held by such Holder in the registration statement proposed to be filed or, at the Company's option, in a separate registration statement to be filed concurrently with such registration statement or (y) in the case of an underwritten offering to be made under a registration statement that previously has been declared effective, include in such offering any or all of such Holder's Registrable Securities covered by such registration statement (a "Piggy-back Registration"), subject to the limitations contained in Section 3(b) hereof. Within ten days after receiving the Filing Notice, each Holder may make a written request to the Company that any or all of the Holder's Registrable Securities be included in the Piggy-back Registration, which notice shall specify the number of Registrable Securities to be so included. Subject to
Section 3(b) hereof, the Company shall include in the Piggy-back Registration (or, at the Company's option, in a separate registration statement filed concurrently therewith) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten days after the receipt by each Holder of the Filing Notice. The Company may in its discretion withdraw any registration statement filed pursuant to this Section 3(a) subsequent to its filing without liability to the Holders except with respect to Registration Expenses. Any Holder shall be permitted to withdraw all or part of such Holder's Registrable Securities requested to be included in a Piggy-back Registration at any time prior to the effective date of such Piggy-back Registration. Each Holder shall pay (or reimburse the Company) for all registration or filing fees remitted by the Company to the Commission with respect to the Registrable Securities of such Holder included in any Piggy-back Registration.

                  (b) Priority on Piggy-back Registration. If any Piggy-back Registration is to be an underwritten offering, the Company shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters to permit the shares of Registrable Securities requested by the Holders to be included in the Piggy-back Registration (on the same terms and conditions as securities of other security holders of the Company included therein to the extent appropriate). Notwithstanding the foregoing, if the managing Underwriter or Underwriters of such offering advise the Company in writing that, in their opinion, the number of Registrable Securities and any other securities requested to be included in such offering is sufficiently large to have a Material Adverse Effect, then (i) if such Piggy-back Registration is incident to a secondary offering on behalf of Additional Rights Holders exercising demand registration rights, the Company shall include in such registration statement (A) first, the number of securities of such Additional Rights Holders on whose behalf the Piggy-back Registration is being made (allocated among such persons as they may so determine), (B) second, the number of Registrable Securities requested to be included in such Piggy- back Registration pursuant to Section 3(a) and the number of shares of Common Stock requested to be included in such Piggy-back Registration by all Additional Rights Holders in excess of the securities included pursuant to clause (i)(A) that, in the good faith judgment of such managing Underwriter or Underwriters, can be sold without causing Material Adverse Effect on such offering, allocated among each Holder and such Additional Rights Holders whose securities are being included in the registration pursuant to this clause (i)(B) (collectively with Holders, the "Clause B Holders"), subject to any written agreement among such Clause B Holders, on a Pro Rata Basis so that the total number of securities to be included in the offering shall be the total number of securities recommended by such managing Underwriter or Underwriters, unless any Clause B Holder desires to include a number of Registrable Securities that is less than the total pro rata amount that he is entitled to include, in which event the number of Registrable Securities not so elected to be included shall be allocated among the other Clause B Holders on a Pro Rata Basis, and (C) third, the number of securities requested to be included in such Piggy-back Registration by the Company or by other persons (other than Holders or Additional Rights Holders), allocated among the Company and such persons as they may so determine or (ii) if such Piggy-back Registration is incident to a secondary offering on behalf of Additional Rights Holders, other than a Piggy-back Registration pursuant to clause (i) above, the Company shall include in such Piggy-back Registration (X) first, the number of securities requested to be included in such Piggy-back Registration pursuant to Section 3(a) and by all Additional Rights Holders that, in the good faith judgment of such managing Underwriter or Underwriters, can be sold without causing a Material Adverse Effect on such offering, allocated among each Holder and the Additional Rights Holders requesting securities to be included in such Piggy-back Registration, subject to any written agreement among each Holder and such Additional Rights Holder and any contractual priority granted to any Additional Rights Holders, on a Pro Rata Basis in the same manner as provided in class (i) (B) above and (Y) second, the number of securities requested to be included in such Piggy-back Registration by the Company or by other persons (other than Holders or Additional Rights Holders), allocated among the Company and such persons as they may so determine.

                  (c) Exclusion for Underwritten Take-down. Any underwritten takedown by any Additional Rights Holder under a Shelf Registration shall not constitute a Piggy-back Registration for purpose of this Section 3 and Holders shall not have any rights to participate in such underwritten takedown unless
(i) the Registrable Securities to be included in such takedown are included in the Shelf Registration and (ii) Holders obtain the prior written consent of the Company and the Additional Rights Holders effecting such takedown.

         4.       Holdback Agreement.

         (a) Unless the managing underwriter otherwise agrees, each Holder agrees not to effect any public sale or private offer or distribution of any shares of Common Stock or any other issue being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to the anticipated effectiveness under the Securities Act of any underwritten registration of any such securities (or, with respect to an underwritten takedown of any such securities under a shelf registration, prior to the pricing of such offering) and during such time period (not to exceed 180 days) after the effectiveness under the Securities Act of any underwritten registration (or, with respect to an underwritten offering pursuant to a shelf registration statement, after the pricing of such offering) as the Company and the managing underwriter may agree (except as part of such underwritten registration or offering, as applicable).

         (b) To evidence the Holder's obligations under Section 4(a), each Holder agrees to execute and deliver to the Company and the underwriters in an underwriting offering to which Section 4(a) applies such lock-up agreements as requested by the Company or the managing underwriter, in customary form and substance reasonably acceptable to such Holder and consistent with Section 4(a).

         5.       Registration Procedures.

         Subject to the other provisions and limitations contained in this Agreement, whenever any Holder has requested that Registrable Securities be registered pursuant to Sections 2 or 3 hereof, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and in connection with any such request, the Company will as expeditiously as reasonably practicable:

                  (a) prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed registration statement to become effective under the Securities Act;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period required by the terms hereof, which will terminate when all Registrable Securities covered by such registration statement have been sold or, in the case of Piggy-back Registrations pursuant to Section 3, for such time period as the Company shall determine in its sole discretion (but not before the expiration of the 90-day period referred to in subsection 4(3) of the Securities Act and Rule 174 thereunder, if applicable);

                  (c) furnish to each Holder of Registrable Securities covered by such registration statement, prior to filing the registration statement, if requested, a copy of such registration statement as proposed to be filed, and thereafter furnish to each such Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated or deemed to be incorporated therein by reference), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as each such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such Holder;

                  (d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as each Holder of Registrable Securities covered by such registration statement reasonably (in light of each such Holder's intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary to enable each Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by each such Holder and keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is effective; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection,
(ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

                  (e) at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, (i) notify each Holder of Registrable Securities covered by the registration statement of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus, (ii) prepare and file such supplement, amendment or any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) promptly make available to each such Holder any such supplement, amendment or other document;

                  (f) enter into and perform customary agreements (including an underwriting agreement in customary form with the managing Underwriter or Underwriters, if any), use its commercially reasonable efforts to obtain any necessary consents in connection with any proposed registration and sale of Registrable Securities, and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (g) make available for inspection during business hours on reasonable advance notice by each Holder of Registrable Securities covered by the registration statement, any Underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other professional retained by any such Holder or such Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors, and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) in the reasonable judgment of counsel to the Company the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Holder agrees that information obtained by him as a result of such inspections shall be deemed confidential and shall not be used by him as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each Holder further agrees that he will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                  (h) if such sale is pursuant to an underwritten offering, use its commercially reasonable efforts to obtain a comfort letter or comfort letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as any Holder of Registrable Securities covered by the registration statement or the managing Underwriter or Underwriters may reasonably request;

                  (i) if requested by the managing Underwriter or Underwriters, if any, or any Holder of Registrable Securities covered by the registration statement in connection with an underwritten offering pursuant to Sections 2 or 3 hereof, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing Underwriter or Underwriters, if any, and/or any such Holder reasonable requests to be included therein, as may be required by applicable laws and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any actions pursuant to this Section 5(i) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

                  (j) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement filed in connection herewith, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

                  (k) cooperate with each Holder of Registrable Securities covered by the registration statement and the managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates or notes shall not bear any restrictive legends and shall be in a form eligible for deposit with the transfer agent for the Common Stock; and enable such Registrable Securities to be in such denominations and registered in such names as the managing Underwriters, if any, or holders may request at least two business days prior to any sale of Registrable Securities; and

                  (l) take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

         The Company may require each Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         Each Holder shall cooperate with the Company and, if applicable, the Underwriter or Underwriters in providing such information and executing and delivering such documents as the Company or the Underwriter or Underwriters reasonably shall request in connection with any registration of Registrable Securities pursuant to this Agreement, and the Company shall not be obligated to include in any such registration any Registrable Securities of any Holder who does not comply with this paragraph; provided, however, that in the event the Company files a Shelf Registration and the Holders do not comply with this paragraph with respect to such Shelf Registration, then (i) the Company shall not be obligated to include in the Shelf Registration any Registrable Securities and (ii) the Holders shall not thereafter be entitled to exercise any demand registration rights pursuant to Section 2.

         Each Holder of Registrable Securities covered by a registration statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e) hereof (which notice and any information regarding such event are acknowledged to constitute material non-public information regarding the Company and which shall be kept confidential and shall not be disclosed by the Holders), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by
Section 5(e) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice with respect to a Demand Registration, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5(b) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5(e) hereof to the date when the Company shall make available to such Holder a prospectus supplemented or amended to conform with the requirements of
Section 5(e) hereof.

         Notwithstanding any provision of this Agreement, the Company shall not be required to maintain the effectiveness of any registration statement in which Registrable Securities are included after such time as all Registrable Securities included therein shall cease to be Registrable Securities.

         6.       Registration Expenses.

                  (a) Except as set forth in Section 6(b), in connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses (including expenses of printing certificates for Registrable Securities); (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (v) any fees and expenses incurred in connection with the listing of the Registrable Securities on the national securities exchange or automated quotation system on which the Common Stock is listed; (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5(h) hereof); (vii) the reasonable fees and expenses of any special experts or other persons retained by the Company in connection with such registration; and (viii) messenger, delivery and telephone expenses of the Company related to any registration contemplated hereunder. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of any Holder (or the agents who manage his accounts), which amounts shall be the responsibility of the selling Holder or Holders.

                  (b) In connection with any Demand Registration, Shelf Registration or Piggy-back Registration, each Holder who has Registrable Securities included in such Registration shall pay the following Registration
Expenses: (i) all registration and filing fees relating to the Registrable Securities of such Holder included in such registration and (ii) in the case of a Demand Registration, a pro-rata amount of all other Registration Expenses related to such registration determined based on the total number of shares of Common Stock included in such registration by all Holders and Additional Rights Holders, provided that the amount of Registration Expenses the Holders shall be required to pay pursuant to this clause (ii) shall not exceed $40,000 in the aggregate.

         7.       Indemnification; Contribution.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities and, if applicable, its directors and officers and each person who controls such Holder within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act, covered by a registration statement filed pursuant to this Agreement from and against any and all losses, claims, damages, liabilities and expenses (including reasonable legal and other costs of investigation and defense) (collectively, "Losses") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any such registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder or on such Holder's behalf expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary or final prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such Losses result from the fact that a current copy of the prospectus was not sent or given to the person asserting any such Losses at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that it was the responsibility of such Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such Losses. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors, and each person who controls such Underwriters within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act on substantially the same basis as the indemnification of Holders provided in this subsection 7(a).

                  (b) Indemnification by Holders. Each Holder, jointly and severally, agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act (other than the Holder), covered by a registration statement filed pursuant to this Agreement from and against any and all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any such registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only insofar as such Losses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder or on such Holder's behalf, expressly for use therein; provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary or final prospectus, the indemnity agreement contained in this subsection shall not apply to the extent that any such Losses result from the fact that a current copy of the prospectus was not sent or given to the person asserting any such Losses at or prior to the written confirmation of the sale of the Common Stock concerned to such person if it is determined that it was the responsibility of the Company or any other person or entity (other than the Holder) to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such Losses. Each Holder also agrees, jointly and severally, to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors, and each person who controls such underwriters within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act on substantially the same basis as the indemnification of the Company provided in this subsection 7(b).

                  (c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any person entitled to indemnification under subsections (a) or
(b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to promptly assume the defense of such action or proceeding and to employ counsel reasonably satisfactory to the Indemnified Party, (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party, or (iv) the Indemnified Party's counsel shall have advised the Indemnified Party that there may be defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party and that the Indemnifying Party is not able to assert on behalf of or in the name of the Indemnified Party (in which case of either (iii) or (iv), if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party); it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such

Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

                  (d) Contribution. If the indemnification provided for in this
Section 7 is unavailable to the Indemnified Parties in respect of any Losses (other than by reason of exceptions provided in subsection 7(a) or 7(b)), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and Holders (together with any other selling Stockholder that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein), on the other hand, with respect to the statements or omissions which resulted in such Losses, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and Holders (together with any other selling Stockholder that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein), on the other hand, from the offering of the securities covered by such registration statement. The relative fault of the Company on the one hand and of Holders (together with any other selling Stockholder that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and such party's relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The relative benefits received by the Company on the one hand and Holders (together with any other selling Stockholder that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein) on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to the total proceeds (net of underwriting discounts and commissions but before deducting expenses) received by the Holders (together with any other selling Stockholder that may be obligated thereon pursuant to similar indemnification or contribution provisions as contained herein).

         The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this subsection 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding subsection. Notwithstanding the provisions of this subsection 7(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of subsection 11(f) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Survival. The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement or any underwriting agreement, (ii) any investigation made by or on behalf of any Indemnified Party or by or on behalf of the Company, and (iii) the consummation of the sale or successive resale of the Registrable Securities.

         8.       Participation in Underwritten Registrations.

                  (a) Piggy-back Registration. If any Piggy-back Registration is to be an underwritten offering, the Filing Notice delivered with respect to such Piggy-back Registration shall so state, and if any Holder elects to participate in such Piggy-back Registration, then such Holder shall be deemed to have elected to participate in such underwritten offering subject to Section 8(b).

                  (b) Participation (Demand and Piggy-back). No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell his securities on the basis provided in any underwriting arrangements approved by the persons or entities entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and this Agreement; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder's ownership of his or its Registrable Securities to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Holders selling Registrable Securities, and the liability of each such Holder will be in proportion to, and provided further that such liability will be limited to, the net amount received by such Holder from the sale of its Registrable Securities pursuant to such registration.

         9. Company Purchase Option. Notwithstanding the terms of this Agreement, if at any time that any Holder requests any Registrable Securities to be included in a registration statement pursuant to this Agreement (pursuant to a Demand Registration or a Piggy-back Registration) securities of the same class or series as the Registrable Securities are traded on a national securities exchange or authorized to be quoted on the NASDAQ or any other recognized quotation system which regularly provides quotes on such securities (a "Trading Forum"), the Company shall have the right and option, in its sole discretion, to, in lieu of including such Registrable Securities in such registration statement, purchase all or any portion of such Registrable Securities requested to be included in such registration statement at the closing or last sales price of such security reported by such Trading Forum on the date the Demand Notice or written notice requesting the inclusion of such Registrable Securities in such registration statement is received by the Company or, if there is no such reported quote for such date by any Trading Forum, the last reported closing or sales price, as applicable, of such security by a Trading Forum.

         10.      Miscellaneous.

                  (a) Term. This Agreement shall terminate on the earlier to occur of (i) the first anniversary of the date hereof or (ii) the first date on which there are no longer any Registrable Securities (the "Term").

                  (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to the Stockholders, at the most current address given to the Company in accordance with the provisions of this subsection, which address initially is:

                                      Smithco of Ft. Smith, Inc.
                                      Smithco Investments of West Memphis, Inc.
                                      3320 S. 33rd Circle
                                      Fort smith, Arkansas  72903
                                      Attention: Phillip A. Smith
                                      Telecopier: (501) 452-3892

                           (ii) if to the Company, at its most current address and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this section, which address initially is:

                                      Nucentrix Broadband Networks, inc.
                                      200 Chisholm Place, Suite 200
                                      Plano, Texas 75075
                                      Attention: J. Curtis Henderson
                                      Telecopier: (972) 633-0074

                  (d) Successors and Assigns. The Company and the Holders shall not assign their respective rights or obligations hereunder without the prior written consent of the Holders or the Company, respectively.

                  (e) Counterparts. This Agreement may be executed in a number of identical counterparts and it shall not be necessary for the Company and each Holder to execute each of such counterparts, but when both have executed and delivered one or more of such counterparts, the several parts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each in accordance with its terms. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

                  (h) Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

                  (i) Entire Agreement. This Agreement is intended by the Company and the Holders as a final expression of their agreement and is intended to be a complete and exclusive statement of their agreement and understanding in respect of the subject matter contained herein. This agreement supersedes all prior agreements and understandings between the Company and the Holders with respect to such subject matter.

                  (j) Third Party Beneficiaries. Subject to the terms of subsection 10(f) hereof, this Agreement is intended for the benefit of the Company and the Holders and their respective successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       NUCENTRIX BROADBAND NETWORKS, INC.



                                       By: /s/ J. CURTIS HENDERSON
                                           ------------------------------------
                                       Name: J. Curtis Henderson
                                             ----------------------------------
                                       Title: Senior Vice President
                                              ---------------------------------



                                       SMITHCO OF FT. SMITH, INC.



                                       By: /s/ PHILLIP A. SMITH
                                           ------------------------------------
                                       Name: Phillip A. Smith
                                             ----------------------------------
                                       Title: President
                                              ---------------------------------



                                       SMITHCO INVESTMENTS OF
                                       WEST MEMPHIS, INC.


                                       By: /s/ PHILLIP A. SMITH
                                           ------------------------------------
                                       Name: Phillip A. Smith
                                             ----------------------------------
                                       Title: President
                                              ---------------------------------